Exhibit 99.1

Atlantic Coast Financial Corporation Sends Letter to Stockholders Stressing Importance of Stockholders Voting for the Proposed Merger Transaction with Bond Street Holdings

JACKSONVILLE, Fla.--(BUSINESS WIRE)--May 16, 2013--Atlantic Coast Financial Corporation (the "Company" or "Atlantic Coast Financial," NASDAQ symbol: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today announced in a letter to stockholders that stockholder approval of the proposed merger of Atlantic Coast Financial with Bond Street Holdings is critical to assuring attractive value for a stockholder's investment in the Company. Under the proposed merger, Atlantic Coast Financial stockholders will receive $5.00 per share in cash for each common share owned.

In the letter, Atlantic Coast Financial warns stockholders that if the proposed merger agreement is not approved, the entire value of a stockholder's investment in Atlantic Coast Financial could be placed at high risk because a viable future for Atlantic Coast Financial is uncertain absent the completion of the proposed merger as indicated by the "going concern" disclosures issued with the Company's financial statements for the year ended December 31, 2012. The letter also reminds stockholders that Atlantic Coast Bank is operating under a Consent Order issued by the Office of the Comptroller of the Currency, which severely impacts its banking operations and required a capital infusion of approximately $30-35 million by December 31, 2012. It is highly unlikely that such a capital infusion could be achieved in the current economic environment. Moreover, a capital infusion of this magnitude would significantly dilute existing stockholders who do not participate.

The letter also states that, upon completion of the merger, Atlantic Coast Financial's banking business will be well positioned to meet the needs of its customers and communities. Bond Street is the holding company for Florida Community Bank, has over $3.2 billion in total assets, and operates in 41 community banking locations along both coasts of Florida and the Orlando area. With Atlantic Coast Financial, Florida Community Bank will become the fourth largest bank headquartered in Florida, with 53 locations along both Florida coasts and Southeast Georgia.

The letter makes clear that the Board of Directors of Atlantic Coast Financial strongly recommends stockholders VOTE FOR the proposed merger with Bond Street Holdings.

The following is the full text of the letter to stockholders:

Dear Fellow Stockholder:

Recently, all stockholders were sent Proxy Materials for the Special Meeting of Stockholders to be held on June 11, 2013, providing you with information regarding a very important decision you must make regarding the value of your investment in Atlantic Coast Financial Corporation ("Atlantic Coast Financial").

On February 25, 2013, Atlantic Coast Financial entered into a strategic agreement to merge into Bond Street Holdings, Inc. ("Bond Street"). Under the terms of the merger agreement, you will receive $5.00 per share all cash for each share of Atlantic Coast Financial that assures you an attractive guaranteed value for your shares.

Your vote of approval for the proposed merger of Atlantic Coast Financial with Bond Street Holdings is essential for its completion and critical to protecting not just the current value, but the entire value of your investment in Atlantic Coast Financial from being at high risk. Notwithstanding statements made by dissident director, Jay Sidhu, there simply are no other viable alternatives to protect your investment and the future of the Atlantic Coast Financial banking platform. In considering the importance of this proposed transaction to your investment in Atlantic Coast Financial, you should consider the following regarding the $5.00 per share cash you would receive:

  The $5.00 per share all cash is certain value you will receive;
  The $5.00 per share all cash is a premium of approximately 49% to Atlantic Coast Financial's average stock price of $3.36 per share over the 10-day period ended February 25, 2013, the day before the announcement of the proposed merger;
  The $5.00 per share all cash is a premium of approximately 122% to Atlantic Coast Financial's trading price of $2.25 per share on August 17, 2012, the day Bond Street executed a confidentiality agreement to begin due diligence on the proposed merger;
  The $5.00 per share all cash is a significant premium to Atlantic Coast Financial's $0.87 per share stock price on November 25, 2011, the last trading day prior to the announcement of the commencement of the strategic alternative process by your Board of Directors;
  The $5.00 per share all cash is a premium to Atlantic Coast Financial's adjusted book value, which after taking into account a valuation adjustment for high-cost debt of $27.7 million as of March 31, 2013, or approximately $10.50 per share, would be less than $4.00 per share. This adjustment for high-cost debt is the adjustment any buyer would require (or incur in the event of an immediate debt repayment), since 60% of this debt matures on or after January 1, 2017.

To assure you will be able to realize with certainty attractive value on your investment in Atlantic Coast Financial, VOTE FOR the proposed merger transaction.

A viable future for Atlantic Coast Financial is uncertain absent the completion of the proposed merger as indicated by the "going concern" disclosures issued with the Company's financial statements for the year ended December 31, 2012. Atlantic Coast Bank, Atlantic Coast Financial's banking subsidiary, is operating under a Consent Order issued by the Office of the Comptroller of the Currency, which severely impacts its banking operations and required a capital infusion of approximately $30-35 million by December 31, 2012. It is highly unlikely that such a capital infusion could be achieved in the current economic environment. Moreover, a capital infusion of this magnitude would significantly dilute existing stockholders who do not participate. In addition, Atlantic Coast Bank has substantial exposure to credit, market, economic and interest rate risks, as well as ongoing earnings pressure from non-performing assets and high-cost debt.

The Board of Directors strongly recommends stockholders VOTE FOR the transaction.

The risks to Atlantic Coast Financial's value as well as to its customers, employees and the communities it serves are quite high if stockholders fail to approve this proposed transaction.

The Board of Directors, through its strategic alternatives initiative, undertook an exhaustive 15-month process with its financial and legal advisors. The Board's recommendation that stockholders VOTE FOR the proposed merger was reached after thorough review of financial analyses and in-depth discussions with its advisors related to various alternatives considered during the process. The strategic alternatives process the Board pursued and the factors considered are set forth in the "Background of the Merger" (page 20) and the "Atlantic Coast Financial's Reasons for the Merger and Recommendation of the Board of Directors that Atlantic Coast Financial Stockholders Vote "FOR" Approval of the Merger Agreement" (page 25) sections of the Proxy Statement.

Atlantic Coast Financial directors, Jay Sidhu and Bhanu Choudhrie, have dissented to the Board's recommendation. Despite their public pronouncements of dissent, only they know at the end of the day what they will actually do with their shares. Given the significant regulatory and competitive challenges facing Atlantic Coast Financial and the significant benefits of the proposed transaction, stockholders have every right to question the motives of Messrs. Sidhu and Choudhrie. As disclosed in the Proxy Statement, Sidhu and Choudhrie previously had proposed to the Board a hypothetical rights offering at $3.00 per share with standby commitments of up to $25 million. The Board, with the assistance of our advisors, thoroughly reviewed and compared the Sidhu-Choudhrie proposal to the proposed merger. The Board concluded that their proposal presented significant regulatory and operating risks and that the proposed capital raise would be insufficient to meet the capital requirements of the Consent Order and, accordingly, could not assure Atlantic Coast Financial's viability.

Do Not Be Misled By Sidhu. Trusting Sidhu's Math Is A Risky Proposition.

  Sidhu has criticized the merger consideration on multiple occasions as being too low based on a simple comparison to book value. But Sidhu does not take into account the financial, regulatory and competitive realities that face the Company. Sidhu asserts that the proposed transaction price of $5 per share is insufficient, but at the same time fails to factor in the valuation of the Company's high-cost debt.
  Sidhu tries to paint the merger consideration of $5.00 per share as approximately one-third of book value. On April 24, he stated publicly an $8.00 per share number as a "fair value." What Sidhu doesn't say, or chooses to ignore, is the current valuation impact of Atlantic Coast Financial's high-cost debt represents approximately 75% of its book value, and, accordingly, results in an adjusted book value of less than $4.00 per share.

Do Not Trust Sidhu.

Sidhu knows, or should know, that his so-called recapitalization proposal for Atlantic Coast Financial is improbable and fraught with high execution risk for the Company and our stockholders. Sidhu himself openly stated to the Board that he would not invest in the recapitalization he suggested, a strange stance for someone so apparently passionate for the idea.

Furthermore, given that there may be relationships and possible shared interests between Sidhu, Choudhrie and the other announced dissident stockholders, Seumas Dawes and Amin Fadul Ali, we are concerned that Sidhu may be engaging with other parties in violation of Federal Reserve regulations with respect to stock ownership of Atlantic Coast Financial. In this regard, we are taking the appropriate steps to assure that the best interests of Atlantic Coast Financial and stockholders are protected.

The Atlantic Coast Financial Board has engaged in a very thorough process of exploring strategic alternatives with the priority being the best interests of "all" stockholders. The merger transaction with Bond Street, upon approval, assures stockholders will be able to realize $5 per share and eliminates the operational and regulatory risks to which Atlantic Coast Financial is now exposed.

Upon completion of the merger, Atlantic Coast Financial's banking business will be well positioned to meet the needs of its customers and communities. Bond Street is the holding company for Florida Community Bank, has over $3.2 billion in total assets, and operates in 41 community banking locations along both coasts of Florida and the Orlando area. With Atlantic Coast Financial, Florida Community Bank will become the fourth largest bank headquartered in Florida, with 53 locations along both Florida coasts and Southeast Georgia.

We urge you to read the proxy materials that you were recently sent to gain a complete understanding of the importance of this proposed merger transaction for your investment in Atlantic Coast Financial.

Vote FOR the proposed merger transaction. Voting FOR assures you will be able to realize attractive value for your investment in Atlantic Coast Financial.

VOTING AGAINST the proposed merger transaction or FAILING TO VOTE means putting your investment in Atlantic Coast Financial at high risk.

Thank you for your support.

Sincerely,

John J. Linfante	G. Thomas Frankland
Chairman of the Board	President and Chief Executive Officer

Your vote is important. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope we have provided.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets through 12 locations, with a focus on the Jacksonville metropolitan area. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, market disruptions and other effects of terrorist activities, and the possibility that the aforementioned merger with Bond Street does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

Additional Information

This communication is being made with respect to a proposed business combination transaction involving Atlantic Coast Financial Corporation and Bond Street Holdings, Inc. In connection with the proposed transaction, Atlantic Coast Financial Corporation has filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement that was distributed to the stockholders of the Company in connection with their vote on the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION REGARDING THE PROPOSED TRANSACTION, STOCKHOLDERS OF ATLANTIC COAST FINANCIAL CORPORATION ARE URGED TO READ ALL FILINGS MADE BY THE COMPANY IN CONNECTION WITH THE TRANSACTION, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement was mailed to stockholders of Atlantic Coast Financial Corporation. Stockholders may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov) and by accessing Atlantic Coast Financial Corporation's website (www.atlanticcoastbank.net) under the heading "Investor Relations" and then under the link "SEC Filings." These documents may also be obtained free of charge from Atlantic Coast Financial Corporation by requesting them in writing to Atlantic Coast Financial Corporation, 10151 Deerwood Park Blvd., Building 200, Suite 100, Jacksonville, Florida 32256; Attention: Thomas B. Wagers, Sr., Chief Financial Officer, or by telephone at (904) 565-8570.

Atlantic Coast Financial Corporation and its directors and executive officers may be deemed participants in the solicitation of proxies from Atlantic Coast Financial Corporation's stockholders in connection with this transaction. Information about the directors and executive officers of Atlantic Coast Financial Corporation and information about other persons who may be deemed participants in this transaction are included in the proxy statement. You can find information about Atlantic Coast Financial Corporation's executive officers and directors in Atlantic Coast Financial Corporation's definitive proxy statement filed with the SEC on May 13, 2013, and in the Company's Annual Report on Form 10-K filed with the SEC on April 1, 2013, copies of which are available at the SEC's website or from Atlantic Coast Financial Corporation as described above.

CONTACT:
Atlantic Coast Financial Corporation
Thomas B. Wagers, Sr., 904-565-8570
Chief Financial Officer